                                                                    EXHIBIT 10.5


                                                      STANDARD LICENSE AGREEMENT
                                                                     SERTA, INC.

    THIS AGREEMENT, dated this 12th day of January, 1995 by and between SERTA, INC., a Delaware corporation (hereinafter referred to as "Serta"), and

                               Sleepmaster L.L.C.

                             (check as appropriate)

         (   ) corporation                 (   ) partnership
         (   ) sole proprietorship         (   ) limited partnership
                                           ( X ) Limited Liability Company

a New Jersey L.L.C. (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

    WHEREAS, Serta is a service corporation serving related companies which are in the business of manufacturing and selling mattresses, other bedding products and other products of any kind or nature; and

    WHEREAS, Serta has heretofore adopted, or otherwise acquired, and now owns, uses, advertises and authorizes the use and advertising of certain trade names, trade-marks and labels identifying the aforementioned products and by reason thereof has created valuable good will in connection with the manufacture and sale thereof under said trade names, trade-marks and labels, and

    WHEREAS, Serta licenses persons, firms and corporations to manufacture the aforementioned products under standard specifications covering the method or process of the manufacture thereof, the quality of worksmanship employed in such manufacture and the quantity and quality of the materials entering in such manufacture, and to attach or otherwise affix thereto and to the containers in which the same are packaged, the trade names, trade-marks and labels of Serta (such products so manufactured and identified are hereinafter referred to as "Serta products"); and

    WHEREAS, Licensee desires to obtain from Serta a license to manufacture and sell Serta products as a related company of Serta, and

    WHEREAS, Licensee has agreed to comply with the provisions of this agreement and with Serta's by-laws, specifications, rules, resolutions and regulations covering the manufacture and sale of Serta products and the use of said trade names, trade-marks and labels now and hereafter in force and effect;
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    NOW, THEREFORE, in consideration of the premises and of other good and valuable considerations, and in further consideration of the covenants hereinafter contained to be kept and performed by the parties hereto, it is agreed as follows:

    1. (a) Serta hereby gives to Licensee, under the terms and conditions hereinafter set forth, the right to manufacture and sell Serta products in accordance with and subject to Serta's by-laws, rules, regulations, resolutions and specifications from time to time adopted or established by Serta. If at any time or times hereafter Serta shall adopt or otherwise acquire any additional trade name, trade-mark or label identifying any of the aforementioned products, such trade name, trade-mark or label shall be deemed and treated to be included within the scope of this agreement.

        (b) This agreement shall become effective on January 12, 1995 and shall remain in full force and effect until terminated by the mutual written agreement of Serta and Licensee or under and shall remain in any of the provisions hereinafter set forth.

    2. Licensee shall have the right to manufacture Serta products pursuant to this agreement only in the following territory: The territory outlined in red on the attached map.

(hereinafter referred to as the "manufacturing territory"). Serta shall not, during the term of this agreement, suffer or permit any other person, firm or corporation to manufacture Serta products in said manufacturing territory; provided, however, that Serta may authorize other persons, firms or corporations to manufacture Serta products other than mattresses and box springs for the sole purpose of supply and shipment thereof to Serta licensees with exclusive manufacturing territories in the United States (hereinafter sometimes referred to as "U.S. primary licensees").

    3. Licensee's manufacturing territory shall be deemed to be its Area of Primary Responsibility for the promotion and sale of Serta products. Licensee shall at all times exert its best efforts to obtain maximum sales of Serta products in said manufacturing territory. If Licensee shall not meet such minimum quote of sales of Serta products in its manufacturing territory as may from time to time be provided by Serta's by-laws under a plan uniformly applicable to all U.S. primary licensees, such a failure may be deemed and treated by Serta to be an event of default by Licensee hereunder.

    4. Nothing herein contained shall be deemed or treated to limit or restrict Licensee in any substantial way from selling Serta products to any person, firm or corporation or from selling and delivering Serta products anywhere in the United States of America; provided, however, that if, pursuant to any modification of the Final Judgment entered in the cause of action entitled "UNITED STATES OF AMERICA vs SERTA ASSOCIATES, INC., No. 60 C 8043, IN THE UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION" or to any legislation by the Congress of the United States, it shall become lawful and proper at any time hereafter for Serta to give and grant to its U.S. primary licensees exclusive sales territories, then in any such event, upon the written approval of not less than two-thirds (2/3) of its U.S. primary licensees, Serta may, by written notice to such licensees, constitute their respective exclusive manufacturing territories as exclusive selling territories. In such event, the


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Licensee shall abide by and comply with the by-laws of Serta from time to time adopted by its stockholders to implement, protect and control the exclusivity of such selling territories.

    5. In order to control the nature and quality of Serta products, and to provide for the proper and effective establishment of policy for and administration of the business of Serta, a complete set of by-laws, rules, regulations, resolutions and specifications pertaining to the manufacture and sale of Serta products is presently in full force and effect and is on file at the principal office of Serta, Inc. Licensee shall comply with the by-laws, rules, regulations, resolutions and specifications now and hereafter adopted or established by Serta or its stockholders.

    6. Licensee shall at all times own and hold such number of shares in Serta as may be required by Serta's by-laws under a plan uniformly applicable to all U.S. primary licensees. Licensee shall pay any and all fees and assessments levied against stockholders under any plan approved by Serta's stockholders in accordance with the by-laws from time to time in force and effect.

    7. Serta shall defend any and all litigation to which Licensee may be made a party arising out of its proper use of the trade names, trade-marks and labels from time to time adopted by Serta or arising out of the alleged infringement by Licensee of any patent specified by Serta in connection with the method of manufacturing Serta products or the proper use of any articles or materials specified by Serta in the manufacture of such products, provided Licensee gives Serta timely written notice of any such litigation so as to enable Serta to appear in such litigation and prepare for the defense thereof. Serta hereby agrees to save the Licensee harmless from any and all loss, costs or damages sustained by it arising out of any such litigation, provided that Licensee gives Serta the notice herein provided and is not in default in the performance of any of the terms, covenants and conditions hereof.

    8. Licensee shall not permit or suffer any of its officers, employees or agents to injure the good will and business of Serta and Serta trade names and trade-marks by discrediting the Serta products, the selling policies, the financial responsibility or the business reputation of any other Serta Licensee.

    9. Licensee shall not violate the provisions of said Final Judgment described in paragraph 4 above, or any modification thereof.

    10. (a)Neither this license nor any of the rights or privileges granted to the Licensee hereunder shall be assignable by Licensee or by operation of law or otherwise to any other person, firm or corporation. Licensee shall not sub-license or sub-contract any of said rights or privileges, including, but not in limitation, the right to manufacture Serta products, to any other person, firm or corporation whomsoever. Notwithstanding any other provision of this agreement, any such assignment or sub-license shall forthwith terminate, without notice, the license hereby granted to Licensee and the rights and interests of Licensee as a stockholder of Serta and any such sub-contract shall constitute a default referred to in paragraph 11 below.


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        (b) For the purpose of this paragraph 10(b), and paragraphs 10(c) and
10(d) below, the following definitions shall apply:

        "Affiliate" of an individual, corporation or partnership shall mean any person which directly or indirectly controls, is controlled by, or is under common control with such individual, corporation or partnership and any person who is an employee of such individual, corporation or partnership, a partner in such partnership or an officer or director of such corporation. For the purposes of this definition, "person" means any individual, corporation, partnership or joint venture, trust, unincorporated association or any other entity, body, organization or group.

        "Control partner" shall mean (individually and collectively and singly or in the aggregate with affiliates) the partner or partners of a partnership having the power, directly or indirectly, to direct or cause the direction of the management and policies of the partnership and having the authority to bind the partnership.

        "Control stockholder" shall mean (individually and collectively and singly or in the aggregate with affiliates) the owner or owners of the majority shares in a corporation or those shareholders exercising effective voting control of a corporation pursuant to any written agreement.

        "General partner" shall mean the holder of a general partnership interest in a partnership.

        "General partnership interest" shall mean the interest of a general partner in a partnership.

        "Limited partner" shall mean the holder of a limited partnership interest in a limited partnership.

        "Limited partnership interest" shall mean the interest of a limited partner in a limited partnership.

        "Limited partnership interest coupled with an interest" shall mean a limited partnership interest held by a limited partner of Licensee, if Licensee is a limited partnership, which limited partner either directly or through an affiliate shall (i) hold or shall have any direct or indirect right to acquire an interest as, or any material participation in the right of control in, the control partner of Licensee, whether or not such right shall be exercisable only in the event of a contingency, as, for example, foreclosure of a security interest granted in connection with any loan, advance or financial contribution or guaranty made by or on behalf of such limited partner or (ii) shall have any power to initiate the removal of or to remove a control partner of Licensee or to otherwise designate any successor control partner of Licensee.

        "Majority shares" shall mean such number of the voting shares in a corporation as shall amount to more than one-half thereof.


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        "Voting shares" shall mean the issued and outstanding voting shares in a corporation and the voting rights or beneficial interest in its voting shares.

    Each of the following events shall be deemed and treated to be an assignment of this license prohibited by the provisions of paragraph 10(a) next preceding:

    (i) The filing by Licensee, or by the control stockholder of Licensee, or by the control partner of Licensee of a voluntary petition or similar pleading under any section or sections of any Bankruptcy Act or in any Court to declare Licensee, or such control stockholder or control partner, insolvent;

    (ii) An assignment for the benefit of creditors by Licensee or by such control stockholder or control partner;

    (iii) The filing, against Licensee or such control stockholder or control partner of an involuntary petition or similar pleading under any section or sections of any Bankruptcy Act or any involuntary petition or similar pleading in any court to declare Licensee or such control stockholder or control partner insolvent, or the appointment of a receiver for Licensee or its assets or for such control stockholder or its assets or such control partner or its assets provided, however, that if such petition or pleading shall be dismissed or withdrawn, or such appointment shall be vacated within thirty (30) days after the filing or occurrence thereof, the provisions of this paragraph 10(b) (iii) shall not apply.

    (iv) The happening of any event described in subparagraphs (i) through (iii) above in respect to one or more persons comprising the control stockholder or control partner which results in a material change in the control stockholder or control partner shall be deemed to have occurred in respect of such control stockholder or control partner for purposes of this License Agreement.

    (c) Subject to the provisions of paragraphs 10(d) and 10(e) below, each of the following events shall likewise be deemed and treated to be an assignment of this license prohibited by the provisions of paragraph 10(a) above:

    (i) The transfer whether voluntary or involuntary, by sale, by operation of law, or otherwise, of the majority shares in Licensee or of the general partnership interest of the control partner of Licensee or the limited partnership interest coupled with an interest of any limited partner of Licensee.

    (ii) The transfer of control from, or any material participation in the right of control in (i.e., the power, directly or indirectly, to direct or cause the direction of the management and policies of the control partner or limited partner and bind the control partner or limited partner) the control partner or any limited partner with a limited partnership interest coupled with an interest.


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    (iii) The exchange of the majority shares in Licensee for less than the majority shares in another corporation pursuant to a merger with, consolidation into or other form of reorganization involving another corporation.

    (iv) The transfer of the majority shares in Licensee by the control stockholder to another person or persons by successive transfer of such number of voting, shares in Licensee as will total the majority shares in Licensee, or as the result of the issuance or successive issuances of additional voting shares in Licensee, or as the result of the sale or successive sales of treasury shares by Licensee for cash or other consideration or in satisfaction of any debt or debts of Licensee, or as consideration for the acquisition of shares or other interests in another corporation, firm or proprietorship, or as the result of the merger of another corporation into the Licensee, or as the result of any combination of the foregoing events. Two or more transfers or issuances of voting shares in Licensee shall be deemed and treated to be successive transfers or successive issuances regardless of the period in which the same shall be effected.

    (v) If the majority shares in Licensee are owned directly or indirectly, by another corporation and any event hereinabove set forth in paragraph 10(c) shall occur in respect of such corporation, the occurrence of such event shall be deemed and treated to be an assignment of this license prohibited by the provisions of paragraph 10(a) above, with the same force and effect as if such event had occurred with respect to Licensee.

    (d) Transfers to the following described classes of persons shall not be deemed or treated to be transfers for purposes of paragraph 10(c) above provided, however, that the shares or interests of such transferees shall continue to be included among the shares or interests in Licensee for the purpose of this paragraph 10:

    (i) The spouse, father, mother, brothers, sisters, children or grandchildren of the transferrer, including, but not in limitation, such persons as are so related through adoption.

    (ii) A donee by bona fide gift or a legatee or heir through inheritance, intrust or otherwise, of a transferrer.

    (iii) An individual or individuals who shall acquire their voting shares or general partnership interest or limited partnership interest in Licensee pursuant to a contract or contracts in force and effect on the date of execution of this license; provided that concurrently with the execution of this license, Licensee furnishes to Serta true and correct copies of such contract or contracts along with a written statement setting forth the date of the execution of any such contract or contracts, the persons signatory thereto and their addresses and the number of voting shares or the number and percentage interest of the general or limited partnership interests in Licensee subject thereto; provided, further such contract or contracts, if given effect, would not violate any of the terms and provisions of this license, Serta's by-laws, or any rules and regulations of Serta.


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    (iv) A transferee of the control stockholder of Licensee or a transferee of the control stockholder of any corporation ("parent corporation"), which corporation at the time of such transfer directly or through or together with one or more subsidiaries owns the majority shares in Licensee, or controls the control partner of Licensee or controls a limited partner of Licensee with a limited partnership interest coupled with an interest provided (a) that one or more classes of the voting shares of Licensee or such parent corporation or any of such subsidiaries is registered under
    Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 or any successor statue then in effect, (b) that after giving effect to such transfer, at least one of the classes of voting shares of Licensee or such parent corporation or any of such subsidiaries so registered remains, and is required to remain, so registered, and (c) concurrently with the execution of this license that Serta shall have been provided with written notice of such transfer and satisfactory evidence of such required continued registration.

    (v) The admission of a substitute limited partner or a new limited partner to a partnership other than with respect to a limited partnership interest coupled with an interest.

    (e)

    (i) Upon the written request of Licensee to Serta and the submission to Serta by Licensee of such facts and information as Serta shall request, Serta may, by the affirmative vote of a majority of its Board of Directors, consent to any assignment referred to in paragraph 10(c) above. Such consent shall not be unreasonably withheld.

    (ii) If, following a request by Licensee that Serta consent to such an assignment, a majority of Serta's Board of Directors shall not consent thereto, or shall not take action thereon within thirty (30) days after Serta receives from Licensee such facts and information as it shall have requested concerning such assignment, Licensee may, by written notice to Serta, request that such consent be considered and acted upon by the stockholders of Serta at the next annual stockholders' meeting or, if so requested by Licensee, at a special meeting of the stockholders called by Serta for such purpose within ten (10) days after it receives such request. At such meeting the stockholders may consent to such assignment by affirmatively voting therefor in accordance with Serta's by-laws. Such vote shall be final and binding on Serta and Licensee.

    11. If Licensee shall default in the prompt and full compliance with or performance of any of the provisions hereof, Serta may terminate the license hereby granted to Licensee and the rights and interests of Licensee as a stockholder in Serta upon not less than thirty (30) days prior written notice to Licensee specifying such default or defaults and the effective date of such termination. Licensee shall have the right to cure any such default or defaults prior to the date of termination of this license as specified in such notice. Nothing contained in this paragraph 11 shall limit or affect the consequences of a prohibited assignment or sub-licensing by Licensee under paragraph 10(a), 10(b) or 10(c) above.

    12. Failure of Serta to notify Licensee of any default hereunder or to take action with respect thereof shall not constitute a waiver of such default or the provisions hereof defaulted. Waiver by


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Serta of any remedy, including, but not in limitation, the right to terminate this license, arising out of any default by Licensee, shall not constitute a waiver of Serta's right to terminate this license, as provided in paragraph 11 above or to resort to any other remedies on account of any subsequent or different default.

    13. The good will created in connection with the manufacture and sale by Licensee of Serta products shall at all times be the property of Serta. In the event this license shall be terminated pursuant to the provisions hereof, all rights of Licensee to use said trade-marks or to enjoy the benefits of said good will shall terminate and revert to Serta. From and after the date of such termination. Licensee shall not manufacture or sell any Serta products and shall not use or affix any of the trade names, trade-marks or labels theretofore used by it in connection therewith under the terms of this license upon any articles thereafter manufactured or sold by Licensee, and shall not hold itself out to the public as a licensee of Serta, or as having any rights in the Serta name or good will. Serta shall have the right to enforce by injunction the full and faithful performance by Licensee of this covenant, and Licensee hereby consents to the granting of a temporary injunction and a permanent injunction, without bond, against Licensee.

    14. Any territory in the United States which, during the term of this agreement, shall not be licensed as an exclusive manufacturing territory to any person, firm or corporation shall, until so licensed, be referred to as "open territory." If such territory shall remain open territory for more than six months, and if an exclusive license to manufacture Serta products therein shall thereafter be granted by Serta, then, in such event, Licensee agrees that in order to encourage the Licensee under such new license to expend the sums necessary to establish a factory and full facilities for the manufacture and sale of Serta products and to create good will for itself and Serta in its manufacturing territory, Serta may require all, but not less than all, other U.S. primary Licensees, including, but not in limitation, the Licensee hereunder, not to sell and deliver Serta products for a period not exceeding five (5) years to dealers and other persons, firms and corporations in such manufacturing territory.

    15. Except where it is hereinabove specifically stated that any action by Serta shall be upon the authority or direction of its stockholders, all fights, powers, authorities and discretions reserved by or granted to Serta hereunder shall be vested in and exercised by Serta's Board of Directors in accordance with its by-laws.

    16. All notices to be given hereunder shall be sent by United States certified mail, postage prepaid, and shall be addressed to Serta at the principal office of Serta, Inc., and to the Licensee at. All notices mailed as hereinabove provided shall be deemed and treated to have been received five (5) days after the date of mailing. Serta and Licensee shall have the right, by notice given as herein provided, to change the mailing address to which notices to it shall be sent by the other party hereto.

    17. This agreement supersedes all previous license or franchise agreements between the parties hereto. The terms and provisions of this agreement are severable, and if any part hereof shall be held invalid or unenforceable for any reason, the remaining provisions hereof shall not


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
be invalidated but shall remain in full force and effect. This agreement shall be construed under and in accordance with the laws of the State of Illinois.

    18. If there shall be any conflict between any of the terms and provisions of this agreement and the by-laws of Serta from time to time in force and effect, then in any such event the terms and provisions of this agreement shall be controlling.

    19. This Agreement may be amended at any time or times, but only upon the occurrence of all of the following:

        (a) Adoption by two-thirds (2/3rds) of the whole Board of Serta;

        (b) Approval by the holders of two-thirds (2/3rds) of the issued and outstanding Class A stock; and

        (c) Ratification by two-thirds (2/3rds) of all separate Class A Stockholders of Serta, voting on a per capita basis without reference to their respective shareholdings, provided, however, that for purposes of such ratification only, any group of Stockholders affiliated with each other shall be deemed and treated as only one Stockholder.

        IN WITNESS WHEREOF, Serta and Licensee have caused these presents to be signed in their respective corporate names by their duly authorized officers, all on the day and year first above written.


ATTEST:                                           SERTA, INC.

   /s/   John Solair                              By    /s/
--------------------------------                     ---------------------------
             Secretary                                         President

             SEAL

ATTEST:                                           SLEEPMASTER L.L.C.

   /s/                                            By:     /s/ Charles Schweitzer
--------------------------------                     ---------------------------
             Secretary                                         President

             SEAL


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                                      [MAP]



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                                                         MEMORANDUM OF AGREEMENT
                                                                     SERTA, INC.

        THIS MEMORANDUM OF AGREEMENT dated this 18th day of May, 1999, by and between SERTA, INC., a Delaware corporation, party of the first part, hereinafter sometimes referred to as "Serta," and

           Star Bedding Products Limited, A New Brunswick Corporation

party of the second part, hereinafter sometimes referred to as "Member,"


                                   WITNESSETH:

        WHEREAS, the parties hereto have heretofore entered into a Standard License Agreement under the terms of which the Member has been given the right to manufacture and sell certain articles in accordance with Serta's by-laws, rules, regulations, resolutions and specifications; and

        WHEREAS, under the terms of said Standard License Agreement the Member is also given the right to use certain trade-marks, trade names and labels in connection with the manufacture and sale of said articles; and

        WHEREAS, Serta engages in national advertising of its specification products; and

        WHEREAS, the Member is desirous of gaining the consent of Serta to the use of the word "Serta" in the corporate name or in the firm name and style under which the Member is engaged in the manufacture and sale of such articles in accordance with the terms of said Standard License Agreement; and

        WHEREAS, it is to the mutual advantage of the parties hereto to permit the Member to use the word "Serta" in such corporate or firm name under the restrictions and upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and in further consideration of the execution and delivery of said Standard License Agreement and of the terms, covenants and conditions hereof to be kept and performed by the parties hereto, it is covenanted and agreed as follows:

               (a) The Member shall not appropriate for use or use any corporate name or firm name and style embodying, the word "Serta" in its business done under said Standard License Agreement unless and until the Member has obtained the written consent of Serta to such appropriation or use by the Member of such corporate name or firm name and style.

               (b) Such corporate name or firm name and style shall be sufficiently distinctive so as to prevent the public from confusing such corporate name or firm name and style with the corporate name of Serta or with the corporate name or firm name and style of any other stockholder and licensee of Serta.

               (c) The Member shall, in using such corporate name or firm name and style upon its stationery, billheads and in its advertising, state in substance upon such stationery and billheads and in such advertising that the Member is a member or licensee of Serta, Inc., a Delaware corporation or is engaged in the manufacture and sale of articles in accordance with specifications formulated

               (d) The Member hereby consents to the appropriation and use by any other stockholder and licensee of Serta of a corporate name or firm name and style embodying the word "Serta" which is approved by Serta pursuant to an agreement between Serta and such other stockholder and licensee containing the same provisions as contained in this agreement. The Member shall, from time to time, upon request, execute and deliver such documents as may be necessary or proper in Serta's opinion to permit and consent to such appropriation and use by other stock-holders and licensees of Serta.

               (e) The Member shall not manufacture and sell any article under any corporate name or firm name and style which includes the word "Serta" unless said article is manufactured and sold in full compliance with Serta's by-laws, rules, regulations, resolutions and specifications.

               (f) The Member shall not manufacture and sell any article under any trade name, trademark, or label unless such trade name, trade-mark, or label is adopted and specified by Serta for use generally by all of its licensees and stockholders.

               (g) In the event the Member ceases to be a stockholder of Serta, or in the event the said Standard License Agreement is terminated by reason of some default of the Member in the terms, covenants and conditions of said Standard License Agreement, or in the event of any default by the Member of any of the terms, covenants and conditions of this agreement and such default continues for a period of thirty (30) days after a written demand by Serta upon the Member to remedy such default, then in either such event this agreement shall terminate and the Member shall immediately, upon such termination of said Standard License Agreement, or upon ceasing to be a stockholder of Serta, or upon the expiration of said thirty (30) day period for remedying any default under the terms of this agreement, as the case may be, cease and abandon the use of such corporate name or firm name and style.

               (h) In the event of a termination of this agreement in the manner specified in paragraph (g) hereof, the Member shall, within thirty (30) days of the date of termination of this agreement, cause such corporate name to be changed by deleting the word "Serta" therefrom. In the event such firm name and style can be registered under the provisions of any state law for the exclusive use by the registrant, then, in the event of the termination


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
        of this agreement as provided in paragraph (g), the Member shall, within thirty (30) days of such termination, take such legal steps as may be necessary to change the registration of such firm name and style by deleting the word "Serta" therefrom.

               (i) In the event of the termination of this agreement by reason of a default of the Member as herein specified and the Member fails or refuses to cease and desist from the use of such corporate name or firm name and style embodying the word "Serta" therein, or fails and refuses to change such corporate name or such firm name and style by deleting the word "Serta" therefrom, then in either such event Serta shall have the right, without notice to the Member, to obtain an injunction enjoining the Member from the use of any corporate name or firm name and style which embodies the word "Serta" therein.

               (j) In the event Serta desires to become qualified as a foreign corporation in the state or states in which the Member is doing business under such corporate name or such firm name and style, the Member shall, upon request of Serta, execute a Written consent to the qualification of Serta in such state or states.

               (k) In the event the Member does not cease from using such corporate name or firm name and style as provided in paragraphs (g) and
        (h) hereof, it is understood and agreed that Serta will suffer material damages, the exact amount of which would be difficult, if not impossible, of ascertainment. Therefore, the Member shall pay to Serta, upon demand, the sum of Twenty-Five Dollars ($25.00) per day as liquidated damages for each and every day in which the Member fails to cease and desist from the use of such corporate name or firm name and style as required by the terms of this agreement. In addition to the foregoing penalty, the Member shall pay to Serta its reasonable costs, expenses and attorneys' fees incurred in and about the collection of such penalty or in and about the obtaining of an injunction against the Member, or in and about any litigation to which Serta is made a party by reason of the fault of the Member.

               (l) In the event the Member is declared a bankrupt, or in the event any corporation organized by the Member under a corporate name embodying the word "Serta" is declared bankrupt, then in either such event this agreement shall be terminated as of the date upon which the Member or such corporation is declared a bankrupt. The occurrence of such event shall constitute a default.

        IN WITNESS WHEREOF, Serta has caused these presents to be signed in its corporate name by its duly authorized officers, and the Member has caused these presents to be signed in its corporate name or in its firm name and style by its duly authorized officers or partners, as the case may be, all on the day and year first above written.

                                             SERTA, INC.


                                             By      /s/
                                                 -------------------------------
                                                         President.

ATTEST:

        /s/
---------------------------------
                       Secretary.




               SEAL



                                             Star Bedding Products Limited


                                             By      /s/  James Koscica
                                                 -------------------------------
                                                     Executive Vice President.

ATTEST:

        /s/    James Koscica
---------------------------------
                       Secretary.



               SEAL

                                    AGREEMENT

        This agreement ("Agreement") is an amendment and supplement to each of the two Standard License Agreements dated January 12, 1995 (collectively and individually, the "License Agreement") between Sleepmaster L.L.C., a New Jersey limited liability company ("Licensee"), and Serta, Inc., a Delaware corporation ("Serta"), and is entered into by Licensee and Serta to implement the provisions of a resolution adopted by the Stockholders of Serta which sets forth as a condition to approval of the License Agreement by the Stockholders and directors of Serta that Licensee agree to amend and supplement the provisions of Paragraph 10 of the License Agreement in certain respects.

        Pursuant to the foregoing and the authorization of the Stockholders and Directors of Serta to enter into this Agreement without generally amending the By-Laws of Serta or the Standard Form License Agreement in use and effect with all other Serta Class A Licensees, the parties agree that the License Agreement is hereby amended and supplemented as follows:

        1. Paragraph 10(b) of the License Agreement is hereby amended as follows:

               (a) The definition of "Affiliate" in Paragraph 10 (b) of the License Agreement is hereby amended to read as follows:

               "Affiliate" of an individual, corporation, partnership or limited liability company shall mean any person which directly or indirectly controls, is controlled by, or is under common control with, such individual, corporation, partnership or limited liability company and any person who is an employee of such individual, corporation, partnership or limited liability company, a partner in such partnership or an officer or director of such corporation or a member, manager or officer of such limited liability company. For the purposes of this definition, "person" means any individual, corporation, partnership, limited liability company or joint venture, trust, unincorporated association or any other entity, body, organization or group.

               (b) The following definitions are added to the definitions set forth in Paragraph 10(b) of the License Agreement:

                       "Manager" shall mean a manager of a limited liability company.

                       "Member" shall mean the holder of a membership interest in a limited liability company.

                       "Control member" shall mean (individually and collectively and singly or in the aggregate with affiliates) the member or members of a limited liability company having the power, directly or indirectly, through control over managers or otherwise, to direct or cause the direction of the management and policies of the limited liability company and having the authority to bind the limited liability company.

                       "Control manager" shall mean (individually and collectively and singly or in the aggregate with affiliates) the manager or managers of a limited liability company having the power, directly or indirectly, to direct or cause the direction of the management and policies of the limited liability company and having the authority to bind the limited liability company.

               (c) Whenever the words "control partner" appear in subparagraphs
(i) through (iv) of Paragraph 10(b), the words "control member or control manager" are inserted immediately thereafter
 .
        2. Paragraph 10(c) of the License Agreement is amended as follows:

               (a) The words "or of the interest of the control member or the control manager of Licensee" are added before the period at the end of subparagraph (i) of Paragraph 10(c).

               (b) Whenever the words "control partner" appear in subparagraph
(ii) of Paragraph 10(c), the words "of the control member or the control manager" are inserted immediately thereafter.

               (c) The following is added as new subparagraph (vi):

                       "(vi) A majority of the managers of Licensee or a majority of the managers of Sleepmaster Holdings L.L.C., a New Jersey limited liability company, shall be comprised of persons not employed by and actively involved in the management of the day-to-day operations of Licensee."

        3. Paragraph 10(d) of the License Agreement is amended by inserting the words "or interest as member or manager" after the word "interest" in the second line of subparagraph (iii) thereof.

Dated: January 12, 1995
                                              SLEEPMASTER L.L.C.


                                              By:    /s/ Charles Schweitzer
                                                  ------------------------------
                                              SERTA, INC.


                                              By:
                                                  ------------------------------

Acknowledged and Agreed To:

SLEEPMASTER HOLDINGS L.L.C.


By:     /s/ Charles Schweitzer
     ----------------------------------


                                      -2-